SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 October 1, 1998
                Date of Report (Date of earliest event reported)




                              GULFWEST OIL COMPANY
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State or other jurisdiction of incorporation)

              33-13760-LA                               87-0444770

         (Commission File Number)                       (IRS Employer
                                                         Identification Number)


              16800 Dallas Parkway, Suite 250, Dallas, Texas 75248
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (972) 250-4440

ITEM 2.           DISPOSITION OF ASSETS

     Effective October 1,1998, GulfWest Permian Company ("GulfWest Permian") issued and sold 9,000 shares of GulfWest Permian Common Stock, representing ninety percent (90%) of its total outstanding stock, for par value, $.001 per share, and other consideration to Toro Oil Company, an unrelated party. Prior to the transaction, GulfWest Permian was a wholly owned subsidiary of GulfWest Oil Company ("GulfWest"). GulfWest Permian's assets include working interests in certain oil properties located on approximately 5,000 acres in five (5) fields in Pecos, Howard, Sterling and Lynn Counties, Texas and have estimated proved reserves of approximately 1.26 million barrels of oil. The properties are burdened by short-term debt of approximately $9 million.

     GulfWest believes this transaction will benefit the Company by permitting it to direct its management and financial resources to other projects. In management's opinion, on a consolidated basis, the effect of the transaction on the net tangible assets of GulfWest is not expected to be significant.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Businesses Disposed

          It is impracticable to provide the required financial statements at this time. Such statements will be filed under cover of Form 8 no later than November 30, 1998.

     (b)  Pro Forma Financial Information

          Pro forma financial information will also be filed under cover of Form 8 no later than November 30, 1998.

     c)   Exhibits

          None

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GULFWEST OIL COMPANY



Date: October 16, 1998                    By:/s/Jim C. Bigham
                                             ---------------------------------
                                             Jim C. Bigham
                                             Executive Vice President\Secretary